EX-10.61.08

AGREEMENT

This Agreement is made and entered into as of the 11th day of February, 2011 (the “Execution Date”) by and among Emeritus Corporation, a Washington corporation (“Emeritus”), Summerville Senior Living, Inc., a Delaware corporation (“SSL”), Batus, LLC, a Delaware limited liability company (“Batus”) and Daniel R. Baty (“Baty”).

RECITALS

A.
Emeritus and Baty are parties to an Agreement dated as of October 1, 2004 (the “CFSA”) which, as of the date hereof, relates to eighteen (18) assisted living facilities, including the six (6) facilities listed on Exhibit A hereto (the “Facilities”).

B.
As set forth more fully in Exhibit A, three (3) of the Facilities are owned by Health Care REIT, Inc. or an affiliate of Health Care REIT, Inc. (the “HC REIT Facilities”) and three (3) of the Facilities are owned by the three single purpose entities identified on Exhibit A (the “Batus SPEs”), the sole member of which is Batus (the “Batus Facilities”). The Facilities are leased to and operated by Emeritus or affiliates of Emeritus.

C.
The CFSA grants to Emeritus the Buy Out Option (as defined in the CFSA) during the Buy Out Period (as defined in the CFSA) with respect to all of Baty’s rights under the CFSA for the Buy Out Price (as defined in the CFSA). Emeritus was entitled to exercise the Buy Out Option as of October 1, 2009. Emeritus and Baty have agreed that, notwithstanding anything to the contrary set forth in the CFSA, that, as of the Execution Date, Emeritus shall be entitled to exercise the Buy Out Option as to less than all of the facilities subject to the terms thereof.

D.	SSL and Baty are the sole members of Batus.

E.	In connection with the Batus Facilities, the Batus SPEs, Emeritus and Baty are parties to various loan documents, some of which are described on Exhibit B hereto (the “Batus Loan Documents”).

F.
The Limited Liability Company Agreement of Batus dated and effective as of October 15, 2008 (the “Batus LLC Agreement”) gives SSL the right at anytime from and after January 1, 2011 on written notice to Batus to acquire the interest of Batus in the Batus SPEs for the Company Buy Out Purchase Price (as defined in the Batus LLC Agreement”).

G.	SSL is interested in exercising the Company Buy Out Option with respect to the Batus SPEs.

H.	Emeritus, SSL and Baty are interested in documenting the terms and conditions to which they have agreed.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.	The HC REIT Facilities.

(a) In consideration for the payment of Three Million Six Hundred Twenty Seven Thousand Three Hundred Thirty Two and no/100 Dollars ($3,627,332), such amount being the Buy Out Price due solely with respect to the HC REIT Facilities (the “HC REIT Facilities Buy Out Price”), from and after the HC REIT Facilities Closing Date Baty shall have no further rights and Emeritus shall have no further obligations under the CFSA with respect to the HC REIT Facilities.

(b) Emeritus acknowledges and agrees that Baty has guaranteed the obligations of Emeritus under the HC REIT Lease pursuant to that Unconditional and Continuing Lease Guaranty dated as of September 30, 2004 (the “Baty Lease Guaranty”) and that the Baty Lease Guaranty will remain in effect from and after the HC REIT Closing Date. Accordingly, in the event a demand is made on Baty at anytime after the HC REIT Facilities Closing Date with respect to the Baty Lease Guaranty, (i) to the extent that such demand is as a result of a default under the HC REIT Lease which is not cured within any cure period set forth therein or waived by HC REIT and is related solely to any or all of the HC REIT Facilities, Emeritus shall, upon demand, fully indemnify, defend and hold Baty harmless with respect to any amounts paid by Baty under the Baty Guaranty to HC REIT and (ii) to the extent that such demand is as a result of a default under the HC REIT Lease which is not cured within any cure period set forth therein or waived by HC REIT but such default does not relate solely to any or all of the HC REIT Facilities, then Emeritus shall, upon demand, indemnify, defend and hold harmless Baty with respect to any amounts paid by Baty under the Baty Guaranty to HC REIT multiplied by a fraction the numerator of which is the Base Rent (as that term is defined in the HC REIT Lease) then due under the HC REIT Lease with respect to the HC REIT Facilities and the denominator of which is the total Base Rent then due under the HC REIT Lease (the “Indemnity Percentage”). For purposes of calculating the Indemnity Percentage, the parties agree that the Base Rent has been allocated between the facilities covered by the HC REIT Lease in the manner set forth in Exhibit C hereto and that, as of the Execution Date, the Indemnity Percentage is 34.2%.

(c) For purposes hereof, subject to the payment by Emeritus of the HC REIT Buy Out Price, the HC REIT Facilities Closing Date shall mean January 1, 2011.

(d) For the avoidance of doubt the parties acknowledge and agree that the closing of the transaction described in Section 2 with respect to the Batus Facilities shall not be a condition to the closing of the transaction described in this Section 1 with respect to the HC REIT Facilities.

2.	The Batus Facilities

(a) By its signature set forth below, SSL does hereby give Batus the Company Buy Out Notice (as that term is defined in Section 12.3(a) of the Batus LLC Agreement).  Accordingly, on the Batus Facilities Closing Date (as defined below) Batus shall distribute to each of SSL and Baty its membership interests in each of the Batus SPEs  and SSL shall concurrently acquire from Baty the membership interests so distributed to him in consideration for the payment of Six Million Seven Hundred Six Thousand Six Hundred Thirty Nine and no/100 Dollars ($6,706,639), such amount being deemed to be the Company Buy Out Purchase Price due with respect to the Batus SPEs (the “Batus Facilities Buy Out Price”).  The parties acknowledge and agree that from and after the closing of the transaction provided for in this Section 2(a) (the “Batus Buy Out Transaction”), SSL shall be the sole member of each of the Batus SPEs and Baty shall have no further rights, and Emeritus shall have no further obligations, under the CFSA with respect to the Batus Facilities.

(b) Emeritus and SSL acknowledge and agreed that Baty has guaranteed the obligations of the Batus SPEs under the Batus Loan Documents pursuant to the Guarantees described in Exhibit B (the “Batus Loan Guarantees”) and that the Batus Loan Guarantees will remain in effect from and after the Batus Facilities Closing Date. Accordingly, in the event a demand is made on Baty by KeyCorp Real Estate Capital Markets Inc. (the “Lender”) at anytime after the Batus Facilities Closing Date with respect to the Batus Loan Guarantees solely as a result of a default under the Batus Loan Documents which is not cured within any cure period set forth therein or waived by the Lender, then Emeritus and SSL shall, on a joint and several basis, upon demand, fully indemnify, defend and hold Baty harmless with respect to any amounts paid by Baty under the Batus Loan Guarantee to the Lender.

(c) Emeritus and SSL further acknowledge and agree that Batus is the owner of the additional three (3) single purpose entities listed on Exhibit D hereto (the “Other Batus SPEs”) which, along with the Batus SPEs, are all parties to various loans with the Lender (the “Other Batus Loans”) and that the Other Batus Loans have been cross collateralized pursuant to one or more Cross Collateralization Agreement and Amendment to Security Agreements between the Batus SPEs and/or the Other Batus SPEs, on the one hand, and the Lender, on the other hand (the “Cross Collateral Agreements”), such that the Batus Facilities are security for the loans from the Lender to the Other Batus SPEs and the facilities owned by the Other Batus SPEs (the “Other Batus Facilities”) are security for the loans from Lender to the Batus SPEs. Accordingly, in the event any action is taken by the Lender after the Batus Facilities Closing Date with respect to the Other Batus Facilities under the terms of the Cross Collateral Agreements, then to the extent that such action arises solely from a default under any of the Batus Loan Documents which is not cured within any cure period set forth in the Batus Loan Documents or waived by Lender, Emeritus and SSL shall, on a joint and several basis, fully indemnify, defend and hold Baty harmless with respect to the fair market value of his investment in the Other Batus Facilities to the extent such investment is adversely affected by the exercise by the Lender of its rights under one or more of the Cross Collateral Agreements.

(d) Subject to the payment by SSL of the Batus Facilities Buy Out Price, the Closing of the transactions described in this Section 2 (the “Batus Facilities Closing Date”) shall occur after the Batus SPEs have provided notice to the Lender of the occurrence of the Batus Buy Out Transaction and shall be effective as of January 1, 2011.

(e) For the avoidance of doubt the parties acknowledge and agree that although it is currently contemplated that the closing of the transaction described in Section 1 with respect to the HC REIT Facilities and the closing of the transaction described in this Section 2 with respect to the Batus Facilities will both be effective as of January 1, 2011, the closing of the transaction described in Section 1 with respect to the HC REIT Facilities shall not be a condition to the closing of the transaction described in this Section 2 with respect to the Batus Facilities.

3. Representations and Warranties. Each of the parties hereto does hereby represent and warrant the other parties hereto as follows:

(a) Such party shall full power and authority to enter into this Agreement and to consummate the transactions contemplated by the terms hereof.

(b) The execution of this Agreement by such party and the consummation of the transactions contemplated by the terms hereof by such party does not, in the case of Emeritus and SSL, conflict with the Articles of Incorporation or Bylaws of such entity or in the case of each such party conflict with any agreement, document or instrument, judgment, order or decree to which such party is a party or by which it may be bound or affected.

(c) This Agreement is the valid, binding and enforceable obligation of such party, subject to such limitations on the enforceability hereof as may be imposed by creditors rights law and general principles of equity.

(d) Neither the execution of this Agreement by such party or the consummation of the transactions contemplated by the terms hereof, requires such party to secure any consent or approval, including, but not limited to, in the case of Emeritus, the approval of its Board of Directors, that it has not secured as of the Execution Date.

4. Closing Costs. Each of the parties hereto shall be responsible for its own attorneys fees and costs incurred in connection with the drafting and negotiation of this Agreement.  Emeritus and SSL, on the one hand, and Baty, on the other hand, shall share on a 50-50 basis any costs or expenses otherwise associated with the execution of this Agreement and the consummation of the transactions contemplated by the terms hereof, including, but not limited to, any consent fees or legal fees which may now or hereafter be due and owing to HC REIT and/or Lender in connection with the consummation of the transactions contemplated by the terms thereof.

5. Entirety. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. For the avoidance of doubt, the parties acknowledge and agree that (a) nothing herein shall be construed as limiting any rights or obligations which Baty or Emeritus may have under the CFSA with respect to the Annual Cash Flow Payment Reconciliation Schedule related to the HC REIT Facilities for the period from January 1, 2011 to the HC REIT Facilities Closing Date, (b) nothing herein shall be construed as limiting any rights or obligations which Baty or Emeritus may have under the CFSA with respect to the Annual Cash Flow Payment Reconciliation Schedule related to the Batus Facilities for the period from January 1, 2011 to the Batus Facilities Closing Date and (c) the CFSA shall remain in full force and effect as to the remaining facilities described therein and shall only terminate as to the HC REIT Facilities on the HC REIT Facilities Closing Date and as to the Batus Facilities on the Batus Facilities Closing Date.

6. Amendments. This Agreement may not be amended except by written instrument signed by the parties hereto.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

8. Attorneys Fees. In the event of a dispute with respect to the interpretation or enforcement of the terms of this Agreement, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees including its costs and fees on appeal.

9. Construction. Each of the parties acknowledges and agrees that it has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms of this Agreement not provision shall be construed to favor or disfavor either party hereto.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

EMERITUS CORPORATION

By:           /s/ Eric Mendelsohn
Eric Mendelsohn
Its:           SVP Corporate Development

SUMMERVILLE SENIOR LIVING, INC.

By:           /s/ Eric Mendelsohn
Eric Mendelsohn
Its:           SVP Corporate Development

BATUS, LLC

By:           Summerville Senior Living, Inc.
Its:           Administrative Member

By:           /s/ Eric Mendelsohn
Eric Mendelsohn
Its:           SVP Corporate Development

/s/ Daniel R. Baty
DANIEL R. BATY

EXHIBIT A
THE FACILITIES

THE HC REIT FACILITIES

FACILITY NAME	FACILITY LOCATION	FACILITY OWNER
Emeritus Estates	Ogden, UT	Health Care REIT, Inc.
Emeritus at Myrtlewood Estates	San Angelo, TX	HCRI Texas Properties, Ltd
Gardens at White Chapel	Newark, DE	Health Care REIT, Inc.

THE BATUS FACILITIES

FACILITY NAME	FACILITY LOCATION	FACILITY OWNER
Emeritus at Saddleridge Lodge	Midland, TX	Emeritol Saddleridge Lodge LLC
Emeritus at Eastman Estates	Longview, TX	Emeritol Eastman Estates LLC
Emeritus at Meadowlands Terrace	Waco, TX	Emeritol Meadowlands Terrace LLC

EXHIBIT B
THE BATUS LOAN DOCUMENTS

Emeritus at Saddle Ridge Lodge

Multifamily Note dated as of November 12, 2009 in the original principal amount of $6,442,000 executed by Emeritol Saddleridge Lodge LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated as of November 12, 2009 executed by Emeritol Saddleridge Lodge LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Guaranty dated as of November 12, 2009 executed by Emeritus and Baty in favor of KeyCorp Real Estate Capital Markets, Inc.

Emeritus at Eastman Estates

Multifamily Note dated as of October 16, 2008 in the original principal amount of $6,400,000 executed by Emeritol Eastman Estates LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated as of October 16, 2008 executed by Emeritol Eastman Estates LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Guaranty dated as of October 16, 2008 executed by Emeritus and Baty in favor of KeyCorp Real Estate Capital Markets, Inc

Emeritus at Meadowlands Terrace

Multifamily Note dated as of October 16, 2008 in the original principal amount of $7,850,000 executed by Emeritol Meadowlands Terrace LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated as of October 16, 2008 executed by Emeritol Meadowlands Terrace LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Guaranty dated as of October 16, 2008 executed by Emeritus and Baty in favor of KeyCorp Real Estate Capital Markets, Inc

EXHIBIT C
INDEMNITY PERCENTAGE CALCULATION MATRIX

Exhibit C
Indemnity Percentage Calculation Matrix

	Rate Proof for ML2 (Effective 2/1/11)

	Emeritus
	Blended Rate Analysis
	Lease Inception 9/30/2004
					Annual Rent
		Original	Current	Current	for Properties
	Facility	Basis	Lease Rate	Annual Rent	Bought Out

0118	Gardens at White Chapel	21,780,000.00	10.70%	$ 2,330,460	2,330,460
0059	Emeritus at Barrington Place	7,100,000.00	10.70%	759,700
0092	Elm Grove Estates	11,190,000.00	10.70%	1,197,330
0151	Emeritus at The Seasons	12,500,000.00	10.70%	1,337,500
0121	Emeritus at Brookside Estates	8,740,000.00	10.70%	935,180
0090	Bellaire Place	5,060,000.00	10.70%	541,420
0104	Emeritus at Myrtlewood Estates	9,060,000.00	10.70%	969,420	969,420
0114	Emeritus Estates	7,060,000.00	10.70%	755,420	755,420
0226	Hunters Glen	8,040,000.00	10.40%	836,160
0120	Wilburn Gardens	21,000,000.00	10.40%	2,184,000

	Subtotal	111,530,000.00	10.62%	$ 11,846,590	$ 4,055,300

				Percent of Total CFSA	34.2%

EXHIBIT D
THE OTHER BATUS SPES

Emeritol Grand Terrace LLC
Emeritol Lake Ridge Place LLC
Emeritol Harbour Pointe Shores LLC